Exhibit 4.3


                     MILLENNIUM BANKSHARES CORPORATION (MBC)
                           INCENTIVE STOCK OPTION PLAN

1.       NAME AND PURPOSE

         a)       NAME.  The name of this  Plan  shall be the MBC  STOCK  OPTION
                  PLAN.

         b) PURPOSE. The purpose of this Plan is to enable employees to share in the growth and prosperity of MBC by providing employees with an opportunity to accumulate capital for their future economic security and retirement.

2.       DEFINITIONS

         The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         a)       "BOARD OF DIRECTORS" shall mean the Board of Directors of MBC.

         b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         c) "COMPANY" shall mean MILLENNIUM BANKSHARES CORPORATION (MBC), a Virginia corporation, and its wholly-owned subsidiaries.

         d) "EFFECTIVE DATE" means August 12, 1999, and as to any amendment, the effective date specified by the Board of Directors.

         e) "EMPLOYEE" shall mean any person employed by the employer during a Plan Year.

         f)       "EMPLOYER" shall mean MBC, and its wholly-owned subsidiaries.

         g) "INCENTIVE STOCK OPTION" means any option granted to a Participant under this Plan, which the Board of Directors intends at the time it is granted, to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

         h) "OPTIONEE" is any employee who is granted options under the Plan.

         i)       "PARTICIPANT"   shall   mean  any   employee   who  meets  the
                  requirements  for  participation  in the Plan as  described in
                  Section 3.

         j)       "PLAN" shall mean the MBC INCENTIVE STOCK OPTION PLAN.

         k) "PLAN YEAR" shall mean the 12-month period commencing January 1 and ending December 31 of each year.

         l) "SHARES OR STOCK" shall mean any class of common stock authorized to be issued by the Board of Directors.

3.       ELIGIBILITY

         Key employees of the Company, including Officers and Directors, shall be eligible to participate in the Plan. The Board of Directors shall, in its discretion, designate particular employees within the eligible group to receive options.


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4.       LIMITS ON OPTIONS

         a) The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate one million (1,000,000) shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like. In the event that any outstanding option issued pursuant to the Plan shall expire or terminate, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

         b) No Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns stock representing more than ten (10) percent of the total combined voting power of all classes of stock of the Employer. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five (5) years from the date it is granted.

5.       GRANTING OF OPTIONS

         a) The Plan shall be administered by the Board of Directors of MBC. The Board of Directors shall be authorized to prescribe the rules relating to the Plan, to determine the Optionees, the number of shares to be subject to each option, the option price, certain performance related conditions to be satisfied prior to the exercise of any number of shares optioned, and to make any other determinations which are necessary for the administration of the Plan.

         b) No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

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6.       TERMS OF STOCK OPTIONS

         The terms of stock options granted under this Plan shall be as follows:

         a) The option price shall be fixed by the Board of Directors but shall in no event be less than 100 percent of the fair market value of the shares subject to the option on the date the option is granted. The option price shall be paid by the Participant at the time the option is exercised.

         b) Unless explicitly permitted, options shall not be transferable, pledged, or hypothecated in any way and, during an Optionee's lifetime, an option shall be exercisable only by the Optionee.

         c) The Board of Directors shall fix the term or duration of all options issued under this Plan (for rules applicable to 10 percent shareholders, see Section 4.b), provided that such term shall not exceed ten (10) years after the date on which the option was granted.

         d) The Board of Directors may, at their discretion, require certain performance related conditions to be satisfied prior to the exercise of any number of shares so optioned. Moreover, the Board is authorized to delegate to its Chairman the authority to grant options for up to 300,000 shares so long as the options granted are consistent with the terms and conditions of the Plan.

         e) In the case of an option exercised, the aggregate fair market value (determined as of the time the option is granted) of the stock which any employee may exercise in any calendar year shall not exceed $100,000. If the aggregate fair market value of the stock which any employee may exercise in any calendar year exceeds $100,000, then that portion of stock in that calendar year exceeding the $100,000 limitation shall be treated as a non-qualifying stock option.

7.       REORGANIZATION OF THE COMPANY

         In the event of any change in the Company's outstanding stock by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations, or exchanges of shares and the like, the number and kind of shares which thereafter may be optioned and sold under the Plan, the extension of existing options to shares of any successor, resultant, or surviving corporation, the number and kind of shares under option in outstanding stock option agreements, and the purchase price per share thereof shall be appropriately adjusted consistent with such change and with the relevant provisions of the Internal Revenue Code, including Section 425(a). The decision of the Board of Directors as to any such adjustment shall be final and conclusive.

8.       PAYMENT FOR STOCK

         No shares shall be delivered upon the exercise of an option until the option price has been paid in full.

9.       CONTINUATION OF EMPLOYMENT

         Neither this Plan nor any option granted hereunder shall confer upon any employee any right to continue in the employment of the Company or limit in any respect the right of the Company to terminate his or her employment at any time.

10.      ADMINISTRATION

         The  Board of  Directors  may  make  such  rules  and  regulations  and
         establish   such   procedures   as  it   deems   appropriate   for  the
         administration  of this Plan. In the event of a

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         disagreement as to the interpretation of this Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board shall be final and binding.

11.      AMENDMENT

         The Board of Directors may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of the Code. Amendments will promptly be submitted to the shareholders for approval, no later than the next following Annual Shareholders Meeting, and the validity of any such amendment is conditioned upon such approval.

12.      TERMINATION OF PLAN

         This Plan shall terminate and no additional options shall be granted after the end of business, August 11, 2009. The Board may, in its discretion, terminate this Plan at any time prior to August 11, 2009, but no such termination shall deprive Participants of their rights under outstanding options.

13.      CHANGE OF CONTROL

         Except in connection with a public offering of Company stock, in the event that there is a change in control of the Company of at least fifty-one percent (51%) of the ownership of all common stock then issued and outstanding, any options that have been granted but not otherwise vested for purposes of exercising shall immediately vest and be exercisable thereafter.

14.      REGISTRATION OF STOCK AND/OR OPTIONS

         If the common stock applicable to the options or the options themselves are registered under the United States Securities Exchange Commission rules and regulations, then all vested options of employees that are officers of the Company shall be restricted from exercise for two years from the effective date of said registration and all vested options of all other employees of the Company shall be restricted from exercise for six months from the effective date of said registration. Notwithstanding the restrictions as stated in this paragraph 14, said restrictions shall lapse on the day before the exercise term or duration date of the option as provided for in 6(c) herein.

15.      EFFECTIVE DATE

         This Plan is effective on August 12, 1999 and options hereunder may be granted at any time subject to the limitation on Section 5.a on or after that date.


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